UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

CHINA AUTO LOGISTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34393	98-065797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Resignation of Independent Registered Public Accounting Firm

Effective August 30, 2018, Marcum Bernstein & Pinchuk LLP (“MBP”) resigned as the independent registered public accounting firm of China Auto Logistics Inc. (the “Company”). A copy of MBP’s resignation letter is filed as Exhibit 99.1 to this Form 8-K.

As previously disclosed in the Company’s Form 8-K dated April 10, 2018, the Audit Committee of the Company’s board of directors initiated an investigation into certain allegations of undisclosed related party transactions. To assist with the investigation, the Audit Committee engaged independent counsel. At that time, MBP communicated to the Audit Committee that, due to information surrounding the ongoing investigation, MBP would not be able to complete its audit of the Company’s 2017 financial statements until the investigation was completed to MBP’s satisfaction.

As disclosed in the Company’s Form 8-K dated August 27, 2018, the independent counsel withdrew from its representation of the Audit Committee with respect to the investigation. As a result, MBP determined that the Company is unable to provide the information that MBP requires to determine whether the results of the investigation would either materially impact the fairness or reliability of the Company’s previously issued financial statements, the Company’s to-be-issued financial statements, or cause MBP to be unwilling to rely on management's representations or be associated with the Company’s financial statements.

Consequently, MBP concluded that it was unable to complete the audit and therefore resigned.

The report of MBP on the Company’s financial statements for the year ended December 31, 2016 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report included an explanatory paragraph describing an uncertainty as to the Company’s ability to continue as a going concern.

Other than as described in this Form 8-K, during the fiscal years ended December 31, 2016 and December 31, 2017 and the subsequent interim period through August 30, 2018 (i) there were no disagreements between the Company and MBP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of MBP would have caused MBP to make reference to the matter of the disagreement in connection with its report on the Company’s financial statements and (ii) there were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K), and except for, as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, MBP advised the Company and the Company concluded that there was a material weakness in the control environment of the Company related to the Company’s accounting department personnel who had limited knowledge and experience in US GAAP.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided MBP with a copy of the foregoing disclosure and requested MBP to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of the letter furnished by MBP is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this 8-K.

Exhibit Number	Description
16.1	Letter, dated September 5, 2018, from Marcum Bernstein & Pinchuk LLP to the Securities and Exchange Commission
99.1	Resignation Letter, dated August 30, 2018, from Marcum Bernstein & Pinchuk LLP to China Auto Logistics Inc.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2018

CHINA AUTO LOGISTICS INC.

By:	/s/ Jin Yan
Name:	Jin Yan
Title:	Chief Operating Officer

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